UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2011

AMERICAN EAGLE ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	333-143626	20-8642477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North 27th Street, Suite 21G
Billings, Montana 59101
(Address of principal executive offices, including zip code)

(406) 294-0765
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2011, American Eagle Energy Inc. (the “Company”), Eternal Energy Corp. (“Eternal”), and Eternal Sub Corp., a wholly-owned subsidiary of Eternal, executed an amendment (the “Amendment”) to their previously reported Agreement and Plan of Merger, dated as of April 8, 2011 (the “Merger Agreement”).

The Amendment amends Section 7.1(b)(i) of the Merger Agreement to extend the termination date from September 30, 2011 to December 31, 2011 in respect of each party’s right to terminate the Merger Agreement if the merger contemplated thereunder had not been consummated on or before such termination date.  The parties did not amend the Merger Agreement in any other respect.  The Company currently expects the closing of the merger to occur during the fourth quarter of this year.

A copy of the Amendment is attached to this Current Report on Form 8-K as Exhibit 2.1(a) and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit
2.1(a)*	First Amendment to Agreement and Plan of Merger, dated as of September 28, 2011, by and among American Eagle Energy Inc., Eternal Energy Corp., and Eternal Sub Corp.

___________

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2011	AMERICAN EAGLE ENERGY INC.

	By:	/s/ Richard Findley
Richard Findley
President